Exhibit 10.10.1

Amendment No. 1

THE PRINCIPAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR EMPLOYEES

The Company has adopted and maintains The Principal Supplemental Executive Retirement Plan for Employees as amended and restated January 1, 2003 (Plan).  Section 8.01 of the Plan gives the Board of Directors the right to amend it at any time.  According to that right, effective January 1, 2006, the Plan is amended as follows:

Section 1.02 – Definitions is changed by adding the following definition:

Grandfathered Choice Participant means a Participant who was offered the election described in the RETIREMENT FORMULA CHOICE SECTION of Article IV of the Associated Plan and who elected to continue to have his Pension calculated under the benefit formula in effect as of December 31, 2005 rather than under the new benefit formula that first became effective January 1, 2006.   A Participant who would have been eligible for such election during 2005 but for the fact that he was on disability leave also will be considered a Grandfathered Choice Participant unless and until such time as he returns to active employment with an Adopting Employer and files an election to participate in the new benefit formula under the Plan.

Section 3.02 – Accrued Supplemental Benefit is changed to read as follows:

A Participant’s Accrued Supplemental Benefit as of any date of determination will be a Single Life Annuity starting as of his Normal Retirement Date (or as of the last day of the calendar month that next follows the date of determination, if such date is after the Normal Retirement Date) with a monthly amount equal to A minus B, where:

“A” =                The greater of A1or A2 where:

“A1” =          The Participant’s Cash Balance Accrued Benefit under the Associated Plan determined without regard to:

(i)                                     The limit on compensation taken into account under the Associated Plan under Code § 401(a)(17);

(ii)                                  The limit on the benefit accrued and payable under the Associated Plan under Code § 415(b); and

(iii)          The exclusion of amounts deferred by the Participant under The Principal Select Savings Excess Plan (or other non-qualified deferred compensation plan maintained or previously maintained by the Company or Participating Controlled Group Member) from the compensation base used in determining the benefit accrued and payable under the Associated Plan.

“A2” =          For a Grandfathered Choice Participant, (or other participant for benefits accrued prior to January 1, 2006) who has an Accrued Benefit (Final Average Pay) accrued on his behalf under the Associated Plan after January 1, 2002, A2 equals the greater of A2a or A2b where:

A2a =                The Participant’s Accrued Benefit (Final Average Pay) under the Associated Plan; or

A2b =               An amount equal to 1 + 2 – 3, where:

“1” =                    70.5% of the Participant’s Average Compensation multiplied by his Accrued Benefit Adjustment (Pre-89) (Final Average Pay).

“2” =                    65% of the Participant’s Average Compensation multiplied by his Accrued Benefit Adjustment (Final Average Pay).

“3” =       The Participant’s Social Security Benefit multiplied by the sum of his Accrued Benefit Adjustment (Pre-89) (Final Average Pay) and his Accrued Benefit Adjustment (Final Average Pay).

A2a and A2b will be determined without regard to:

(i)                                     The limit on compensation taken into account under the Associated Plan under Code § 401(a)(17);

(ii)                                  The limit on the benefit accrued and payable under the Associated Plan under Code § 415(b); and

(iii)          The exclusion of amounts deferred by the Participant under The Principal Select Savings Excess Plan (or other non-qualified deferred compensation plan maintained or previously maintained by the Company or Participating Controlled Group Member) from the compensation base used in determining the benefit accrued and payable under the Associated Plan.

After December 31, 2005, in the case of a Participant other than a Grandfathered Choice Participant, who has an Accrued Benefit (Final Average Pay) accrued on his behalf under the Associated Plan after January 1, 2002 A2= the Participant’s Accrued Benefit (Final Average Pay) under the Associated Plan, determined without regard to:

(i)                                     The limit on compensation taken into account under the Associated Plan under Code § 401(a)(17);

(ii)                                  The limit on the benefit accrued and payable under the Associated Plan under Code § 415(b); and

(iii)          The exclusion of amounts deferred by the Participant under The Principal Select Savings Excess Plan (or other non-qualified deferred compensation plan maintained or previously maintained by the Company or Participating Controlled Group Member) from the compensation base used in determining the benefit accrued and payable under the Associated Plan.

“B” =                  The greater of B1 or B2, where:

“B1” =            The Participant’s Cash Balance Formula Accrued Benefit under the Associated Plan; or

“B2” =            The Participant’s Accrued Benefit (Final Average Pay) under the Associated Plan.

However, if the Participant receives a distribution under the Associated Plan prior to distribution of the

Supplemental Pension benefit, the cash balance account in B above will equal the amount that would have accrued as if no distribution in the Associated Plan would have occurred.

If a Participant does not have an Accrued Benefit (Final Average Pay) accrued on his behalf under the Associated Plan after January 1, 2002, then his Accrued Supplemental Benefit will be A1 minus B1, above.  Similarly, if a Participant has an Accrued Benefit (Final Average Pay) accrued on his behalf under the Associated Plan after January 1, 2002, his Accrued Supplemental Benefit will be the greater of A1 or A2, minus the greater of B1 or B2, above.

Frozen and Preserved Accrued Supplemental Benefit for a Participant other than a Grandfathered Choice Participant.  A Participant’s Accrued Supplemental Benefit will not be less than his Accrued Supplemental Benefit as any of the following dates, calculated as if that date were his Severance Date (or, if earlier, as of his actual Severance Date):

a)                                      December 31, 1995;

b)                                     December 31, 2005 (which preserves the Accrued Supplemental Benefit as of the date immediately prior to the effective date of a pension formula change under the Plan);

c)                                      In the case of a Participant who would have been eligible for the election described in the RETIREMENT FORMULA CHOICE SECTION of Article IV during 2005 but for the fact that he was on disability leave, and who subsequently returns to active employment with an Adopting Employer and elects to participate in the new benefit formula under the Plan that first became effective January 1, 2006, the date on which he returns to active employment with an Adopting Employer.

This Amendment is made an integral part of the Plan and is controlling over the terms of the Plan with respect to the particular items addressed herein.  All other provisions of the Plan remain unchanged and controlling.

On behalf of the Human Resources Committee of the Board of Directors of the Company, this Amendment to The Principal Supplemental Executive Retirement Plan for Employees has been executed this 28th day of November, 2005.

By:	/s/ William T. Kerr
William T. Kerr, Chair